EXHIBIT 31.2

CERTIFICATION BY OFFICER

I, Matthew Lourie, certify that:

1.	I have reviewed this Form 10-K/A for the year ended September 30, 2023 of EBET, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 29, 2024	By:	/s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer